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                                                          Exhibit 11

                      Consent of Independent Accountants

We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 3 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 7, 1998, relating to the statements of assets and liabiities of The Aggressive Portfolio, The Moderately Aggressive Portfolio, The Moderate Portfolio, The Moderately Conservative Portfolio and The Conservative Portfolio (separate portfolios constituting Nationwide Asset Allocation Trust), which appears in such Statement of Additional Information.


PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York
January 13, 1998